UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed on November 9, 2015 (the “Original 8-K”), of Colony Capital, Inc. (the “Company”).

Item 2.02. Results of Operations and Financial Condition.

This Amendment is filed to correct two weighted average CLNY & OP % ownership numbers related to the real estate debt segment on pages 6 and 28 of our Supplemental Financial Disclosure exhibit attached to the Original 8-K, as of and for the three months ended September 30, 2015. On page 6, the “Weighted average CLNY & OP % ownership” for “Consolidated loans held for investment, net” net of “Consolidated investment-level non-recourse financing”, has been corrected to be 60.9% instead of 68.7%. On page 28, the “Weighted average CLNY & OP % ownership” for “Consolidated loans receivables, net” net of “Investment-level non-recourse financing”, for Non-PCI loans has been corrected to be 69.9% instead of 76.3%. The corrected weighted average CLNY & OP % ownership numbers represent the Company’s share of net equity whereas the prior weighted average CLNY & OP % ownership numbers represented the Company’s share of assets. The fully amended Supplemental Financial Disclosure is available at www.colonyinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015		COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer